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                                                            EXHIBIT 23.2

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 20, 1998, on the consolidated financial statements of Cadis, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, included in Aspect Development Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997, which is incorporated by reference in the registration statement on Form S-8 previously filed on September 11, 1996, incorporated by reference in this registration statement on Form S-8 dated September 4, 1998. We also consent to the reference to our report by Ernst & Young LLP in their report dated January 26, 1998.


                                                /s/ Arthur Andersen LLP

Denver, Colorado
September 4, 1998.